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                            TriStar Aerospace Co.

                          Computation of Earnings per Share
                  (Dollars in Thousands, Except per Share Amounts)
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                                     Three-months             Year
                                         Ended                Ended       Inception to
                                      December 31,        September 30,   September 30,
                                    1997        1996           1997           1996
                                  -------      -------    ------------    ------------
Basic earnings per share:
Net income                        $ 3,735      $ 2,444       $11,603         $   289
                                  -------      -------       -------         -------
                                  -------      -------       -------         -------

Weighted average common shares     16,583       15,118        15,897          15,118
                                  -------      -------       -------         -------
                                  -------      -------       -------         -------

Net income per common share       $  0.23      $  0.16       $  0.73         $  0.02
                                  -------      -------       -------         -------
                                  -------      -------       -------         -------

Diluted earnings per share:

Net income                        $ 3,735      $ 2,444      $11,603     $   289
                                  -------      -------      -------     -------
                                  -------      -------      -------     -------

Weighted average common shares     16,583       15,118       15,897      15,118

Shares issued upon assumed
 exercise of dilutive stock
 options                            2,987           --        2,715          --

Shares assumed repurchased         (1,955)          --       (2,103)         --
                                  -------      -------      -------     -------

Weighted average common and
 common equivalent shares          17,615       15,118       16,509      15,118
                                  -------      -------      -------     -------
                                  -------      -------      -------     -------

Net income per common and
 common equivalent share          $  0.21      $  0.16      $  0.70     $  0.02
                                  -------      -------      -------     -------
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